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                                                                  EXHIBIT 10.8.1


                                 FIRST AMENDMENT
                                     TO THE
                           GENERAL SEMICONDUCTOR, INC.
                              AMENDED AND RESTATED
                          1993 LONG-TERM INCENTIVE PLAN


     The General Semiconductor, Inc. Amended and Restated 1993 Long-Term Incentive Plan is hereby amended as follows, effective upon execution hereof:

     A new Schedule A is added to read as follows:


                                       I.

                                   Schedule A
                         EARLY RETIREMENT WINDOW BENEFIT

          Notwithstanding any provision of this Plan or any duly executed stock option agreement to the contrary, any Window-Eligible Participant (as defined in Item 1 below) who (i) makes a proper "Early Retirement Window Election" (as defined in Item 2 below) during the period commencing on February 9, 2001 and ending on February 28, 2001, (ii) executes and does not rescind the release and waiver described in Item 2, and (iii) has a termination of employment on his "Designated Termination Date" (as defined in Item 3 below), shall be entitled to receive benefits described in Item 4 below.

          1. "Window-Eligible Participant" means a person who is a full-time employee of the Company on February 9, 2001 provided that the sum of his age and years of Vesting Service (as defined in the General Semiconductor, Inc. Pension Plan for Salaried and Hourly Paid Non-Union Employees) as of March 31, 2001 equals or exceeds 65.

          2. Early Retirement Window Election. An "Early Retirement Window Election" means a written election by a Window-Eligible Participant, on a form provided by the Company, (i) to terminate employment with the Company on the Designated Termination Date, and (ii) to execute a release and waiver in the form provided by the Company. The Early Retirement Window Election must be received by the General Semiconductor, Inc. Employee Benefits Administrative Committee no later than February 28, 2001.

          An Early Retirement Window Election shall be irrevocable following the expiration of the applicable rescission period set forth in the Early Retirement Window Election form.

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          3. Designated Termination Date. The "Designated Termination Date" of a
     Window-Eligible Participant who has made an Early Retirement Window
     Election shall be the date, as determined by the Company in its sole discretion, on which the Window-Eligible Participant must have a termination of employment in order to receive the benefits described in
     Item 4 below. Notwithstanding the foregoing, a Window-Eligible
     Participant's Designated Termination Date shall not be earlier than the last day of the applicable rescission period set forth in the Window-Eligible Participant's Early Retirement Window Election and shall not be later than May 31, 2001.

          4. Continued Plan Participation. (i) A Window-Eligible Participant to whom stock options were granted under the General Semiconductor, Inc. Amended and Restated 1993 Long-Term Incentive Plan who properly makes an Early Retirement Window Election, executes and does not rescind the required release and waiver, and has a termination of employment on his Designated Termination Date may at any time on or before the third anniversary of his Designated Termination Date, exercise his outstanding options to the extent, but only to the extent, that the stock options or portions thereof are exercisable. (ii) The stock options of a person whose period to exercise stock options is extended by the preceding sentence shall continue to become exercisable in accordance with the terms of the agreements granting the stock options as if such person continued to be employed by the Company through the third anniversary of his Designated Termination Date.


                                       II.

     Except as amended herein, the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, General Semiconductor, Inc. has cause this amendment to be executed this 12th day of February, 2001.



                                       GENERAL SEMICONDUCTOR, INC.



                                       By: /s/ Ronald A. Ostertag
                                           -------------------------------------
                                           Ronald A. Ostertag
                                           Chief Executive Officer